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                                                                  EXECUTION COPY

                                                                    EXHIBIT 10.3

                         EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "AGREEMENT") is dated as of this August 24, 2006, between Belden CDT Inc., a Delaware corporation (the "COMPANY"), and Gray Benoist (the "EXECUTIVE").

                                   WITNESSETH:

     WHEREAS, the Company desires to employ Executive as its Vice President and Chief Financial Officer, and Executive desires to accept such employment; and

     WHEREAS, the Company and Executive desire to enter into this Agreement to set forth the terms of Executive's employment by the Company;

     NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. POSITION/DUTIES.

          (a) Executive shall serve as the Vice President and Chief Financial Officer of the Company. In such capacity, Executive shall have active and general supervision and management over the financial affairs of the Company, including its treasury and accounting functions, and shall report to the Company's Chief Executive Officer ("CEO").

          (b) Executive shall use Executive's best efforts to perform faithfully and efficiently the duties and responsibilities assigned to Executive hereunder and devote substantially all of Executive's business time to the performance of Executive's duties with the Company; provided, the foregoing shall not prevent Executive from (i) participating in charitable, civic, educational, professional, community or industry affairs or, with prior approval of the Board of Directors of the Company (the "Board"), serving on the board of directors or advisory boards of other companies, and (ii) managing Executive's and Executive's family's personal investments, in all events so long as such activities do not materially interfere with the performance of Executive's duties hereunder or create a potential business conflict or the appearance thereof. If at any time service on any board of directors or advisory board would, in the good faith judgment of the Board, conflict with Executive's fiduciary duty to the Company or create any appearance thereof, Executive shall, as soon as reasonably practicable considering any fiduciary duty to the other such company, resign from such other board of directors or advisory board after written notice of the conflict is received from the Board.

          (c) Executive further agrees to serve without additional compensation as an officer and director of any of the Company's subsidiaries and agrees that any amounts received from any such corporation may be offset against the amounts due hereunder.

     2. TERM OF AGREEMENT. This Agreement shall be effective on the date hereof and the initial term of Executive's employment with the Company shall commence on such date as the Board and Executive agree, but not later than August 24, 2006 (the "EFFECTIVE

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DATE") and shall end on the fifth anniversary of the Effective Date. The term of this Agreement shall be automatically extended thereafter for successive one (1) year periods unless, at least ninety (90) days prior to the end of the initial term of this Agreement or the then current succeeding one-year extended term of this Agreement, the Company or Executive has notified the other that the term hereunder shall terminate upon its expiration date. The initial term of this Agreement, as it may be extended from year to year thereafter, is herein referred to as the "TERM." The foregoing to the contrary notwithstanding, upon the occurrence of a Change in Control (defined below) at any time after the third anniversary of the Effective Date, the Term of this Agreement shall be extended to the second anniversary of the date of the occurrence of such Change in Control and shall be subject to expiration thereafter upon notice by Executive or the Company to the other party or to automatic successive additional one-year periods, as the case may be, in the manner provided above.
If Executive remains employed by the Company beyond the expiration of the Term, he shall be an employee at-will; except that any provisions identified as surviving shall continue. In all events hereunder, Executive's employment is subject to earlier termination pursuant to Section 7 hereof, and upon such earlier termination the Term shall be deemed to have ended.

     3. BASE SALARY. Commencing on the Effective Date, the Company shall pay Executive a base salary (the "BASE SALARY") at an annual rate of $360,000, payable in accordance with the regular payroll practices of the Company. Executive's Base Salary shall be subject to annual review by the CEO and may be increased from time to time upon the recommendation by the CEO and approval by the Compensation Committee (the "Committee") of the Board. The base salary as determined herein from time to time shall constitute "Base Salary" for purposes of this Agreement.

     4. ANNUAL BONUS. Commencing on the Effective Date, Executive shall be eligible to participate in the Company's Management Incentive Plan and any successor annual bonus plans. Executive shall have the opportunity to earn an annual target bonus, measured against performance criteria to be determined by the Board (or a committee thereof), of at least 85% of Base Salary. Executive will receive a pro-rata bonus for fiscal 2006 equal to the bonus earned by Executive for fiscal 2006 based upon actual Company and individual performance multiplied by a fraction, the numerator of which is the number of days during the period between the Effective Date and December 31, 2006, and the denominator of which is 365.

     5. EQUITY AWARDS.

          (a) INDUCEMENT AWARDS.

               (i) The Board or the Committee shall, in accordance with the form of award attached hereto as Exhibit A, award Executive as of the Effective Date such number of restricted stock units (the "INDUCEMENT RSUS") as equals the quotient of (A) $300,000 divided by (B) the Fair Market Value (as defined under the Company's 2001 Long-Term Performance Incentive Plan (the "Plan")) of one share of Common Stock on the Effective Date, in accordance with the form of award attached hereto as Exhibit A. The Inducement RSUs shall vest in full on the fifth anniversary of the Effective Date, provided that Executive has been continuously employed by the Company through such date for the Inducement RSUs to so vest, except as otherwise provided hereunder and in the award agreement.


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               (ii) The Board or the Committee shall, in accordance with the form of award attached hereto as Exhibit B, award Executive as of the Effective Date such number of stock appreciation rights settled in shares of the Company's Common Stock (the "INDUCEMENT SSARS") as equals the quotient of (A) $500,000 divided by (B) the Black-Scholes value (or other valuation method) of one (1) share of Common Stock on the Effective Date as determined by the Committee or the Board for the valuation of SSAR grants to other senior executives during the 2006 fiscal year. The Inducement SSARs will be granted with an exercise price equal to the Fair Market Value of one (1) share of Common Stock on the Effective Date. The Inducement SSARs shall vest and become exercisable in three (3) equal installments on the first, second and third anniversaries of the Effective Date, provided that Executive has been continuously employed by the Company through each such vesting date for such installment to so vest, except as otherwise provided hereunder and in the award agreement.

               (iii) The Board or the Committee shall award Executive as of the Effective Date such number of performance share units ("INDUCEMENT PSUS") as equals the quotient of (A) $500,000 divided by (B) the Fair Market Value of one share of Common Stock on the Effective Date, in accordance with the form of award attached hereto as Exhibit C. Each Inducement PSU represents the right to receive between zero and one and one-half (1.5) restricted stock units, depending on attainment of Company performance objectives during calendar year 2006. Each such restricted stock unit represents the right to receive one share of Common Stock, and shall vest as provided hereunder and in the award agreement.

          (b) LONG-TERM INCENTIVE AWARDS.

               (i) Commencing with annual awards granted to senior executives in 2007, Executive shall be eligible for annual long-term incentive awards throughout the Term under such long-term incentive plans and programs as may be in effect from time to time in accordance with the Company's compensation practices and the terms and provisions of any such plans or programs; provided, that Executive's participation in such plans and programs shall be at a level and on terms and conditions consistent with participation by other senior executives of the Company, as the Board or the Committee shall determine in its sole discretion, with due consideration of Executive's position, awards granted to other senior executives of the Company and competitive compensation data. Notwithstanding, provided that Executive is employed by the Company on the date of grant, Executive shall be granted an annual long-term incentive equity award during the 2007 fiscal year (the "2007 LTI AWARD") having a value on the grant date of not less than 200% of Base Salary.

               (ii) Fifty percent (50%) of the 2007 LTI Award will be provided in stock appreciation rights settled in shares of the Company's Common Stock (the "2007 SSARS"). The 2007 SSARs will be granted with an exercise price equal to the Fair Market Value of one (1) share of Common Stock on the date of grant and shall vest and become exercisable in three (3) equal installments on the first, second and third anniversaries of the grant date, provided that Executive has been continuously employed by the Company through each such vesting date for such installment to so vest, except as otherwise provided hereunder. The number of 2007 SSARs granted shall be equal to the


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     quotient of (A) the dollar value to be awarded divided by (B) the
     Black-Scholes value (or other valuation method) of one (1) share of Common Stock on the grant date as determined by the Committee or the Board for the valuation of 2007 SSAR grants to other senior executives during the 2007 fiscal year.

               (iii) The remaining fifty percent (50%) of the 2007 LTI Award will be provided in performance-based restricted stock (the "RESTRICTED STOCK") Such Restricted Stock shall vest in two (2) equal installments on the second and third anniversaries of the grant dated, provided that Executive has been continuously employed by the Company through each such vesting date for such installment to so vest, except as otherwise provided hereunder. The actual number of shares of Common Stock awarded to Executive as Restricted Stock will be based on attainment of 2007 financial performance goals, which will be determined by the Committee.

               (iv) All long-term incentive awards to Executive shall be granted pursuant to and, to the extent not contrary to the terms of this Agreement, shall be subject to all of the terms and conditions imposed upon such awards granted under the Plan.

          (c) STOCK OWNERSHIP. Executive shall be subject to, and shall comply with, the stock ownership guidelines of the Company as may be in effect from time to time, which presently provide that (i) the projected after-tax value of Executive's vested and unvested Inducement RSUs and vested and unvested restricted stock units that are awarded in connection with the Inducement PSUs,
(ii) the after-tax intrinsic value of Executive's vested Inducement SSARs, to the extent not exercised, and (iii) the intrinsic value of vested, in-the-money stock options held by Executive shall be included in the calculation of Executive's stock ownership. Under the Company's current stock ownership guidelines, Executive shall have five (5) years to satisfy the stock ownership guidelines applicable to Executive; provided, that the annual interim target for share accumulation by Executive is 20%.

     6. EMPLOYEE BENEFITS. Commencing on the Effective Date:

          (a) BENEFIT PLANS. Executive shall be entitled to participate in all employee benefit plans of the Company including, but not limited to, equity, pension, thrift, profit sharing, medical coverage, education, or other retirement or welfare benefits that the Company has adopted or may adopt, maintain or contribute to for the benefit of its senior executives, on a basis no less favorable than other senior executives of the Company, in accordance with the terms of such plans and programs.

          (b) VACATION. Executive shall be entitled to annual paid vacation in accordance with the Company's policy applicable to senior executives, but in no event less than four (4) weeks per year (as prorated for partial years of employment).

          (c) BUSINESS AND ENTERTAINMENT EXPENSES. Upon presentation of appropriate documentation, Executive shall be reimbursed in accordance with the Company's expense reimbursement policy for all reasonable and necessary business expenses incurred in connection with the performance of Executive's duties hereunder. The Company shall reimburse Executive for his reasonable professional fees incurred in connection with the negotiation and finalization of this Agreement, not in excess of $7,500.


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          (d) RELOCATION. Executive will relocate his residence to the vicinity of the Company's headquarters within 2 years following the Effective Date. Executive shall be entitled to relocation benefits in accordance with the Company's relocation policy; provided, (i) the Company shall extend the period for which Executive shall be eligible for reimbursement of his temporary housing expenses to 120 days and (ii) the Company will reimburse Executive for the reasonable cost of commuting between the Company's headquarters in St. Louis and Chicago (grossed-up for any income taxable to Executive (and employment taxes) arising from such reimbursement) until the earlier of (A) 2 years following the Effective Date, or (B) the date that Executive relocates the residence of Executive and Executive's family to the vicinity of the Company's headquarters.

          (e) CERTAIN AMENDMENTS. Nothing herein shall be construed to prevent the Company from amending, altering, terminating or reducing any plans, benefits or programs so long as Executive continues to receive compensation and benefits consistent with Sections 4, 5, 6(b) and 6(d).

     7. TERMINATION. Executive's employment and the Term shall terminate on the first of the following to occur:

          (a) DISABILITY. Upon written notice by the Company to Executive of termination due to Disability, while Executive remains Disabled. For purposes of this Agreement, "DISABILITY" shall have the meaning defined under the Company's then-current long-term disability insurance plan in which Executive participates.

          (b) DEATH. Automatically on the date of death of Executive.

          (c) CAUSE. Immediately upon written notice by the Company to Executive of a termination of Executive's employment for Cause. "CAUSE" shall mean:

               (i) Executive's willful and continued failure to perform substantially his duties owed to the Company or its affiliates after a written demand for substantial performance is delivered to him specifically identifying the nature of such unacceptable performance, which is not cured by Executive within a reasonable period, not to exceed thirty (30) days;

               (ii) Executive is convicted of (or pleads guilty or no contest to) a felony or any crime involving moral turpitude;

               (iii) Executive breaches his representation or covenant under
     Section 24; or

               (iv) Executive has engaged in conduct that constitutes gross misconduct in the performance of his employment duties.

     An act or omission by Executive shall not be "willful" if conducted in good faith and with Executive's reasonable belief that such conduct is in the best interests of the Company.


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          (d) WITHOUT CAUSE. Upon written notice by the Company to Executive of an involuntary termination of Executive's employment other than for Cause (and other than due to his Disability).

          (e) GOOD REASON. Upon written notice by Executive to the Company of a voluntary termination of Executive's employment at any time during a Protection Period (defined in Section 10 below), for Good Reason. "GOOD REASON" shall mean, without the express written consent of Executive, the occurrence of any of the following events during a Protection Period:

               (i) Executive's Base Salary or annual target bonus opportunity is reduced;

               (ii) Executive's duties or responsibilities are negatively and materially changed in a manner inconsistent with Executive's position (including status, offices, titles, and reporting responsibilities) or authority; or

               (iii) The Company requires Executive's principal office to be relocated more than 50 miles from its location as of the date immediately preceding the Change in Control.

          (f) VOLUNTARY TERMINATION FOR ANY REASON (WITHOUT GOOD REASON DURING A PROTECTION PERIOD). Upon at least thirty (30) days' prior written notice by Executive to the Company of Executive's voluntary termination of employment (i) for any reason prior to or after a Protection Period or (ii) without Good Reason during a Protection Period, in either case which the Company may, in its sole discretion, make effective earlier than any termination date set forth in such notice.

     8. CONSEQUENCES OF TERMINATION. Any termination payments made and benefits provided under this Agreement to Executive shall be in lieu of any termination or severance payments or benefits for which Executive may be eligible under any of the plans, policies or programs of the Company or its affiliates, it being understood that stock options and other Long-Term Awards (as defined in Section 11 hereof) shall be treated as addressed in Section 11 hereof except as otherwise provided hereunder with respect to the inducement awards under Section 5(a) (the "INDUCEMENT AWARDS"). Upon termination of Executive's employment, the following amounts and benefits shall be due to Executive:

          (a) DEATH; DISABILITY. If Executive's employment terminates due to Executive's death or Disability, then the Company shall pay or provide Executive (or the legal representative of his estate in the case of his death) with:

               (i) (A) any accrued and unpaid Base Salary through the date of termination and any accrued and unused vacation in accordance with Company policy; (B) any accrued and unpaid benefits through the date of termination in accordance with the applicable plan or program; (C) reimbursement for any unreimbursed expenses, incurred and documented in accordance with applicable Company policy, through the date of termination; and (D) reimbursement for any unpaid relocation expenses in accordance with Section 6(d) (collectively, "ACCRUED OBLIGATIONS"). Accrued Obligations payable under clause (A) shall be payable within fifteen (15) days following


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     the date of termination, under clause (B) shall be paid in accordance with the applicable plan or program, and under clauses (C) and (D) shall be paid within fifteen (15) days after Executive shall have provided the Company all required documentation therefor;

               (ii) Any unpaid bonus earned with respect to any fiscal year ending on or preceding the date of termination, payable when bonuses are paid generally to senior executives for such year;

               (iii) A pro-rated annual bonus for the fiscal year in which such termination occurs, the amount of which shall be based on actual performance under the applicable bonus plan and a fraction, the numerator of which is the number of days elapsed during the performance year through the date of termination and the denominator of which is 365, which pro-rated bonus shall be paid when bonuses are paid generally to senior executives for such year;

               (iv) Any disability insurance benefits, or life insurance proceeds, as the case may be, as may be provided under the Company plans in which Executive participates immediately prior to such termination; and

               (v) Executive's Inducement Awards shall become immediately fully vested. Executive's Inducement SSARs shall be exercisable for the lesser of one year following the date of termination or the exercise period stated in the award agreement. Any restricted stock units awarded with respect to Inducement PSUs shall become immediately fully vested, and any restricted stock units to be awarded with respect to Inducement PSUs shall be fully vested immediately upon award. If Executive's termination of employment occurs prior to 2007, then restricted stock units shall be awarded with respect to Inducement PSUs based upon performance for all of calendar year 2006.

          (b) VOLUNTARY TERMINATION (INCLUDING VOLUNTARY TERMINATION WITHOUT GOOD REASON DURING A PROTECTION PERIOD); INVOLUNTARY TERMINATION WITHOUT CAUSE AT OR AFTER AGE 65; INVOLUNTARY TERMINATION FOR CAUSE. If Executive's employment should be terminated (i) by Executive for any reason at any time other than during a Protection Period, (ii) by Executive without Good Reason during a Protection Period, (iii) by the Company without Cause and other than for Disability at or after Executive's attainment of age 65, or (iv) by the Company for Cause, then the Company shall pay to Executive any Accrued Obligations in accordance with Section 8(a)(i). Upon termination of Executive's employment by the Company for Cause, all vested and unvested Inducement Awards will be immediately forfeited.

          (c) TERMINATION WITHOUT CAUSE. If at any time (A) prior to Executive's attainment of age 65 and (B) other than during a Protection Period, Executive's employment by the Company is terminated by the Company without Cause (and other than a termination for Disability), then the Company shall pay or provide Executive with:

               (i) Executive's Accrued Obligations, payable in accordance with
     Section 8(a)(i);


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               (ii) Any unpaid bonus earned with respect to any fiscal year ending on or preceding the date of termination, payable when bonuses are paid generally to senior executives for such year;

               (iii) A pro-rated annual bonus for the fiscal year in which such termination occurs, the amount of which shall be based on actual performance under the applicable bonus plan and a fraction, the numerator of which is the number of days elapsed during the performance year through the date of termination and the denominator of which is 365, which pro-rated bonus shall be paid when bonuses are paid generally to senior executives for such year;

               (iv) Severance payments in the aggregate amount equal to the sum of (A) Executive's then Base Salary plus (B) his annual target bonus, which amount shall be payable to Executive in equal payroll installments over a period of twelve (12) months;

               (v) Subject to Executive's continued co-payment of premiums, continued participation for twelve (12) months in the Company's medical benefits plan which covers Executive and his eligible dependents upon the same terms and conditions (except for the requirements of Executive's continued employment) in effect for active employees of the Company. In the event Executive obtains other employment that offers substantially similar or more favorable medical benefits, such continuation of coverage by the Company under this subsection shall immediately cease. The continuation of health benefits under this subsection shall reduce the period of coverage and count against Executive's right to healthcare continuation benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"); and

               (vi) Executive's Inducement Awards shall become immediately fully vested. Executive's Inducement SSARs shall be exercisable for the lesser of one year following the date of termination or the exercise period stated in the award agreement. Any restricted stock units awarded with respect to Inducement PSUs shall become immediately fully vested, and any restricted stock units to be awarded with respect to Inducement PSUs shall be fully vested immediately upon award. If Executive's termination of employment occurs prior to 2007, then restricted stock units shall be awarded with respect to Inducement PSUs based upon performance for all of calendar year 2006.

     9. CONDITIONS. Any payments or benefits made or provided to Executive pursuant to any subsection of Section 8 or Section 10(b), other than Accrued Obligations are subject to Executive's:

          (a) compliance with the provisions of Section 12 hereof;

          (b) delivery to the Company of an executed Agreement and General Release (the "GENERAL RELEASE"), which shall be substantially in the form attached hereto as Exhibit D within twenty-one (21) days after presentation thereof by the Company to Executive; and

          (c) delivery to the Company of a resignation from all offices, directorships and fiduciary positions held by Executive with the Company, its affiliates and employee benefit plans.


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Notwithstanding the due date of any post-employment payments, any amounts due following a termination under this Agreement (other than Accrued Obligations) shall not be payable until after the expiration of any statutory revocation period applicable to the General Release without Executive having revoked such General Release, and, subject to the provisions of Section 22 hereof, any such amounts shall be paid to Executive within thirty (30) days thereafter. Notwithstanding the foregoing, Executive shall be entitled to any Accrued Obligations, payable without regard for the conditions of this Section 9.

     10. CHANGE IN CONTROL; EXCISE TAX.

          (a) CHANGE IN CONTROL. A "CHANGE IN CONTROL" of the Company shall be deemed to have occurred if any of the events set forth in any one of the following subparagraphs shall occur:

               (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) (a "PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
     Act) of more than 50% of either (i) the then-outstanding shares of common stock of the Company (the "OUTSTANDING COMPANY COMMON STOCK") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "OUTSTANDING COMPANY VOTING SECURITIES"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1) and (2) of subsection (iii) of this definition;

               (ii) individuals who, as of the date hereof, constitute the Board (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

               (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "BUSINESS COMBINATION"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities


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     entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) and in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (2) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

          (b) INDUCEMENT AWARDS. Upon the occurrence of a Change in Control of the Company, if Executive is employed by the Company at the time of such Change in Control, the Inducement Awards, to the extent not vested, shall immediately vest in full. Any restricted stock units awarded with respect to Inducement PSUs based on achievement of applicable performance targets shall become immediately fully vested, and any restricted stock units to be awarded with respect to Inducement PSUs based on achievement of applicable performance targets shall be fully vested immediately upon award, in each case, if Executive is employed by the Company at the time of such Change in Control.

          (c) QUALIFYING TERMINATION. If prior to Executive's attainment of age 65 Executive's employment is involuntarily terminated by the Company without Cause (and other than due to his Disability), or if Executive's employment is voluntarily terminated by Executive for Good Reason, in either case only in connection with the occurrence of a Change in Control or during the period commencing on the occurrence of a Change in Control of the Company and ending on the second anniversary of the date of the Change in Control (the "PROTECTION PERIOD"), then the Company shall pay or provide Executive with:

               (i) Executive's Accrued Obligations, payable in accordance with
     Section 8(a)(i);

               (ii) Any unpaid bonus earned with respect to any fiscal year ending on or preceding the date of termination, payable when bonuses are paid generally to senior executives for such year;

               (iii) A pro-rated annual bonus for the fiscal year in which such termination occurs, the amount of which shall be based on target performance and a fraction, the numerator of which is the number of days elapsed during the performance year through the date of termination and the denominator of which is 365, which pro-rated bonus shall be paid when bonuses are paid generally to senior executives for such year;


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               (iv) A lump sum severance payment in the aggregate amount equal to the product of (A) the sum of (1) Executive's highest Base Salary during the Protection Period plus (2) his annual target bonus multiplied by (B) two (2);

               (v) Subject to Executive's continued co-payment of premiums, continued participation for two (2) years in the Company's medical benefits plan which covers Executive and his eligible dependents upon the same terms and conditions (except for the requirements of Executive's continued employment) in effect for active employees of the Company. In the event Executive obtains other employment that offers substantially similar or more favorable medical benefits, such continuation of coverage by the Company under this subsection shall immediately cease. The continuation of health benefits under this subsection shall reduce the period of coverage and count against Executive's right to healthcare continuation benefits under COBRA; and

               (vi) All of Executive's unvested Long-Term Awards shall become immediately fully vested. All then-unexercised stock options shall be exercisable for the lesser of one year following the date of termination or the exercise period stated in the award agreement. All then-unexercised stock-settled or other stock appreciation rights shall be exercisable for the lesser of one year following the date of termination or the exercise period stated in the award agreement to the extent permissible under the applicable award agreement and plan.

          (d) EXCISE TAX.

               (i) If it is determined that any amount, right or benefit paid or payable (or otherwise provided or to be provided) to the Executive by the Company or any of its affiliates under this Agreement or any other plan, program or arrangement under which Executive participates or is a party, other than amounts payable under this Section 10(d), (collectively, the "PAYMENTS"), would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "CODE"), subject to the excise tax imposed by Section 4999 of the Code, as amended from time to time (the "EXCISE TAX"), and the present value of such Payments (calculated in a manner consistent with that set forth in the applicable regulations promulgated under Section 280G of the
     Code) is equal to or less than 110% of the threshold at which such amount becomes an "excess parachute payment," then the amount of the Payments payable to the Executive under this Agreement shall be reduced (a "REDUCTION") to the extent necessary so that no portion of such Payments payable to the Executive is subject to the Excise Tax.

               (ii) In the event it shall be determined that the amount of the Payments payable to the Executive is more than 110% greater than the threshold at which such amount becomes an "excess parachute payment," then the Executive shall be entitled to receive an additional payment from the Company (a "GROSS-UP PAYMENT") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income and employment taxes and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

               (iii) All determinations required to be made under this Section 10(d), including whether and when a Gross-Up Payment or a Reduction is required, the amount of such Gross-Up Payment or Reduction and the assumptions to be utilized in arriving at such determination, shall be made by an independent, nationally recognized accounting firm mutually acceptable to the Company and the Executive (the "AUDITOR"); provided that in the event a Reduction is determined to be required, the Executive may determine which Payments shall be reduced in order to comply with the provisions of this Section 10(d). The Auditor shall promptly provide detailed supporting calculations to both the Company and Executive following any determination that a Reduction or Gross-Up Payment is necessary. All fees and expenses of the Auditor shall be paid by the Company. Any Gross-Up Payment, as determined pursuant to this Section 10(d), shall be paid by the Company to the Executive within five (5) days of the receipt of the Auditor's determination. All determinations made by the Auditor shall be binding upon the Company and the Executive; provided that if, notwithstanding the Auditor's initial determination, the Internal Revenue Service (or other applicable taxing authority) determines that an additional Excise Tax is due with respect to the Payments, then the Auditor shall recalculate the amount of the Gross-Up Payment or Reduction Amount, if applicable, based upon the determinations made by the Internal Revenue Service (or other applicable taxing authority) after taking into account any additional interest and penalties (the "RECALCULATED AMOUNT") and the Company shall pay to the Executive the excess of the Recalculated Amount over the Gross-Up Payment initially paid to the Executive or the amount of the Payments after the Reduction, as applicable, within five (5) days of the receipt of the Auditor's recalculation of the Gross-Up Payment.

     11. LONG-TERM AWARDS. All of Executive's stock options, stock appreciation rights, restricted stock units, performance share units and any other long-term incentive awards granted under any long-term incentive plan of the Company, whether granted before or after the Effective Date (collectively, "LONG-TERM AWARDS"), shall remain in effect in accordance with their terms and conditions, including with respect to the consequences of the termination of Executive's employment or a Change in Control, and shall not be in any way amended, modified or affected by this Agreement except as provided in Section 10(c)(vi) and except as hereinafter provided. Upon termination of Executive's employment by the Company for Cause, all vested Long-Term Awards will be immediately forfeited. Upon a voluntary resignation by Executive for any reason at any time other than during a Protection Period or by Executive without Good Reason during a Protection Period, all vested Long-Term Awards will remain exercisable for ninety (90) days following the effective date of such termination of employment. Upon any termination by the Company for Cause, by the Executive for any reason at any time other than during a Protection Period or by Executive without Good Reason during a Protection Period, all unvested Long-Term Awards will be immediately forfeited. The provisions of this Section 11 shall not apply to Executive's Inducement Awards and shall not apply to any restricted stock units awarded with respect to Inducement PSUs.

     12. EXECUTIVE COVENANTS.

          (a) CONFIDENTIALITY. Executive agrees that Executive shall not, commencing on the date hereof and at all times thereafter, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person, other than in the course of Executive's employment and for the benefit of the Company, any nonpublic, proprietary or confidential information, knowledge or data relating to the Company, any of its subsidiaries, affiliated companies or businesses, which shall have been obtained by Executive during Executive's employment by the Company. The foregoing shall not apply to information that (i) was known to the public prior to its disclosure to Executive; (ii) becomes known to the public subsequent to disclosure to Executive through no wrongful act of Executive or any representative of Executive; or (iii) Executive is required to disclose by applicable law, regulation or legal process (provided that Executive provides the Company with prior notice of the contemplated disclosure and reasonably cooperates with the Company at its expense in seeking a protective order or other appropriate protection of such information). Notwithstanding clauses (i) and (ii) of the preceding sentence, Executive's obligation to maintain such disclosed information in confidence shall not terminate where only portions of the information are in the public domain.

          (b) NONSOLICITATION. Commencing on the date hereof, and continuing during Executive's employment with the Company and for the twelve (12) month period following termination of Executive's employment for any reason (a twenty-four (24) month post-employment period in the event of a termination of Executive's employment for any reason at any time during a Protection Period) ("RESTRICTED PERIOD"), Executive agrees that Executive shall not, without the prior written consent of the Company, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity: (i) solicit, recruit or employ (whether as an employee, officer, director, agent, consultant or independent contractor) any person who was or is at any time during the six
(6) months preceding termination of Executive's employment an employee, representative, officer or director of the Company; (ii) take any action to encourage or induce any employee, representative, officer or director of the Company to cease their relationship with the Company for any reason; or (iii) knowingly solicit, aid or induce any customer of the Company or any of its subsidiaries or affiliates to purchase goods or services then sold by the Company or any of its subsidiaries or affiliates from another person, firm, corporation or other entity or assist or aid any other persons or entity in identifying or soliciting any such customer.

          (c) NONCOMPETITION. Executive acknowledges that Executive performs services of a unique nature for the Company that are irreplaceable, and that Executive's performance of such services to a competing business will result in irreparable harm to the Company. Accordingly, during the Restricted Period, Executive agrees that Executive shall not, directly or indirectly, own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to any person, firm, corporation or other entity, in whatever form, engaged in any business of the same type as any business in which the Company or any of its subsidiaries or affiliates is engaged on the date of termination or in which they have proposed, within twelve (12) months prior to such date, to be engaged in on or after such date at any time during the Restricted Period, in any locale of any country in which the Company conducts business. This Section 12(c) shall not prevent Executive from owning not more than two percent (2%) of the total shares of all classes of stock outstanding of any publicly held entity engaged in such business.

          (d) NONDISPARAGEMENT. Each of Executive and the Company (for purposes hereof, "the Company" shall mean only (i) the Company by press release or other formally released announcement and (ii) the executive officers and directors thereof and not any other employees) agrees not to make any public statements that disparage the other party, or in the case of the Company, its respective affiliates, employees, officers, directors, products or services. Notwithstanding the foregoing, statements made in the course of sworn testimony in administrative, judicial or arbitral proceedings (including, without limitation, depositions in connection with such proceedings) shall not be subject to this Section 12(d). Executive's provision shall also not cover normal competitive statements which do not cite Executive's employment by the Company.

          (e) RETURN OF COMPANY PROPERTY AND RECORDS. Executive agrees that upon termination of Executive's employment, for any cause whatsoever, Executive will surrender to the Company in good condition (reasonable wear and tear excepted) all property and equipment belonging to the Company and all records kept by Executive containing the names, addresses or any other information with regard to customers or customer contacts of the Company, or concerning any proprietary or confidential information of the Company or any operational, financial or other documents given to Executive during Executive's employment with the Company.

          (f) COOPERATION. Executive agrees that, following termination of Executive's employment for any reason, Executive shall upon reasonable advance notice, and to the extent it does not interfere with previously scheduled travel plans and does not unreasonably interfere with other business activities or employment obligations, assist and cooperate with the Company with regard to any matter or project in which Executive was involved during Executive's employment, including any litigation. The Company shall compensate Executive for reasonable expenses incurred in connection with such cooperation and assistance.

          (g) ASSIGNMENT OF INVENTIONS. Executive will promptly communicate and disclose in writing to the Company all inventions and developments including software, whether patentable or not, as well as patents and patent applications (hereinafter collectively called "INVENTIONS"), made, conceived, developed, or purchased by Executive, or under which Executive acquires the right to grant licenses or to become licensed, alone or jointly with others, which have arisen or jointly with others, which have arisen or may arise out of Executive's employment, or relate to any matters pertaining to, or useful in connection therewith, the business or affairs of the Company or any of its subsidiaries. Included herein as if developed during the employment period is any specialized equipment and software developed for use in the business of the Company. All of Executive's right, title and interest in, to, and under all such Inventions, licenses, and right to grant licenses shall be the sole property of the Company. Any such Inventions disclosed to anyone by Executive within one (1) year after the termination of employment for any cause whatsoever shall be deemed to have been made or conceived by Executive during the Term. As to all such Inventions, Executive will, upon request of the Company execute all documents which the Company deems necessary or proper to enable it to establish title to such Inventions or other rights, and to enable it to file and prosecute applications for letters patent of the United States and any foreign country; and do all things (including the giving of evidence in suits and other proceedings) which the Company deems necessary or proper to obtain, maintain, or assert patents for any and all such Inventions or to assert its rights in any Inventions not patented.

          (h) EQUITABLE RELIEF AND OTHER REMEDIES. The parties acknowledge and agree that the other party's remedies at law for a breach or threatened breach of any of the provisions of this Section 12 would be inadequate and, in recognition of this fact, the parties agree that, in the event of such a breach or threatened breach, in addition to any remedies at law, the other party, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

          (i) REFORMATION. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 12 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

          (j) SURVIVAL OF PROVISIONS. The obligations of Executive set forth in this Section 12 shall survive the termination of Executive's employment by the Company and the termination or expiration of this Agreement and shall be fully enforceable thereafter.

     13. BENEFICIARY. If Executive dies prior to receiving all of the amounts payable to him in accordance with the terms and conditions of this Agreement, such amounts shall be paid to the beneficiary ("Beneficiary") designated by Executive in writing to the Company during Executive's lifetime, or if no such Beneficiary is designated, to Executive's spouse, but if Executive is not survived by a spouse then to Executive's estate. Such payments shall be made in a lump sum to the extent so payable to Executive and, to the extent not so payable in a lump sum, in accordance with the terms of this Agreement. Executive, without the consent of any prior Beneficiary, may change his designation of Beneficiary or Beneficiaries at any time or from time to time by a submitting to Company a new designation in writing. Notwithstanding the preceding provisions of this Section 13, any beneficiary provisions of any employee benefit plan or program (including for the purpose, but not limited to, the Company's Long-Term Performance Incentive Plan and award agreements thereunder), shall apply for purposes of determining Executive's beneficiary under any such employee benefit plan or program.

     14. NO ASSIGNMENTS.

          (a) This Agreement is personal to each of the parties hereto. Except as provided in Section 14(b) below, no party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto.

          (b) The Company shall assign this Agreement to any successor to all or substantially all of the business or assets of the Company provided that the Company shall require such successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place and shall deliver a copy of such assignment to Executive.

     15. NOTICE. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered by hand,
(b) on the first business day following the date of deposit if delivered by guaranteed overnight delivery service, or (d) on the fourth business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to Executive:

          At the address shown on the records of the Company

          If to the Company:

          Belden CDT Inc.
          7701 Forsyth Boulevard
          Suite 800
          St. Louis, Missouri 63105
          Attn: General Counsel

          or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     16. SECTION HEADINGS; INCONSISTENCY. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement. In the event of any inconsistency between this Agreement and any other agreement (including but not limited to any option, long-term incentive or other equity award agreement), plan, program, policy or practice of the Company, the terms of this Agreement shall control.

     17. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     18. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement, other than injunctive relief under Section 12(h) hereof or damages for breach of Section 12, shall be settled exclusively by arbitration, conducted before a single arbitrator in St. Louis, Missouri, administered by the American Arbitration Association ("AAA") in accordance with its Commercial Arbitration Rules then in effect. The single arbitrator shall be selected by the mutual agreement of the Company and Executive, unless the parties are unable to agree to an arbitrator, in which case, the arbitrator will be selected under the procedures of the AAA. The arbitrator will have the authority to permit discovery and to follow the procedures that Executive or she determines to be appropriate. The arbitrator will have no power to award consequential (including lost profits), punitive or exemplary damages. The decision of the arbitrator will be final and binding upon the parties hereto. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Each party shall bear its own legal fees and costs and equally divide the forum fees and cost of the arbitrator (unless otherwise awarded by the arbitrator).

     19. INDEMNIFICATION; LIABILITY INSURANCE. The Company and Executive shall enter into the Company's standard form of indemnification agreement governing his conduct as an officer and director of the Company.

     20. AMENDMENTS; WAIVER. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and such officer or director as may be designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     21. ENTIRE AGREEMENT; MISCELLANEOUS. This Agreement together with all exhibits hereto sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without regard to its conflicts of law principles. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation and the word "or" shall be inclusive and not exclusive.

     22. CODE SECTION 409A. It is intended that any amounts payable under this Agreement and the Company's and Executive's exercise of authority or discretion hereunder shall comply with the provisions of Section 409A of the Code and the treasury regulations relating thereto so as not to subject Executive to the payment of interest and tax penalty which may be imposed under Section 409A. In furtherance of this interest, anything to the contrary herein notwithstanding, no amounts shall be payable to Executive before such time as such payment fully complies with the provisions of Section 409A and, to the extent that any regulations or other guidance issued under Section 409A after the date of this Agreement would result in Executive being subject to payment of interest and tax penalty under Section 409A, the parties agree to amend this Agreement in order to bring this Agreement into compliance with Section 409A.

     23. FULL SETTLEMENT. Except as set forth in this Agreement, the Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others, except to the extent any amounts are due the Company or its subsidiaries or affiliates pursuant to a judgment against Executive. In no event shall Executive be obliged to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned by Executive as a result of employment by another employer, except as set forth in this Agreement.

     24. REPRESENTATION. Executive represents and warrants to the Company that Executive has the legal right to enter into this Agreement and to perform all of the obligations on Executive's part to be performed hereunder in accordance with its terms and that Executive is not a party to any agreement or understanding, written or oral, which prevents Executive from entering into this Agreement or performing all of Executive's obligations hereunder.

     25. WITHHOLDING. The Company may withhold from any and all amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

     26. AGREEMENT OF THE PARTIES. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto. Neither Executive nor the Company shall be entitled to any presumption in connection with any determination made hereunder in connection with any arbitration, judicial or administrative proceeding relating to or arising under this Agreement.

     27. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

                                        BELDEN CDT INC.


                                        By: /s/ JOHN STROUP
                                            ------------------------------------
                                            John Stroup, Chief Executive Officer

                                        /s/ GRAY BENOIST
                                        ----------------------------------------
                                        Gray Benoist

                                    EXHIBIT A

                                 BELDEN CDT INC.

                      RESTRICTED STOCK UNIT AWARD AGREEMENT

     THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this "AGREEMENT") is effective as of August 24, 2006 (the "GRANT DATE") by and between Belden CDT Inc., a Delaware corporation (the "COMPANY") and Gray Benoist ("GRANTEE").

     WHEREAS, pursuant to the Executive Employment Agreement between the Grantee and the Company dated August 24, 2006, (the "EMPLOYMENT AGREEMENT") the Grantee, by action of the Board of Directors of the Company (the "BOARD"), or by action of the Compensation Committee (the "COMMITTEE") of the Board, is to receive a grant of 9,090 restricted stock units ("RSUS") representing 9,090 shares (the "SHARES") of the Company's common stock, $0.01 par value per share (the "COMMON STOCK"), subject to the provisions of the Employment Agreement, and to enter into a Restricted Stock Unit Award Agreement in the form hereof;

     NOW THEREFORE, the Company and the Grantee hereby agree as follows:

     1. GRANT OF RSUS. The Company hereby grants to the Grantee on the Grant Date 9,090 RSUs. Each RSU represents the right to receive one (1) Share. Each RSU shall vest and become nonforfeitable ("VEST") in accordance with Section 2 below. The Company shall hold the RSUs in book-entry form. The Grantee shall have no direct or secured claim in any specific assets of the Company or the Shares of Common Stock to be issued to Grantee under Section 4(a) hereof and will have the status of a general unsecured creditor of the Company. The RSUs are granted under the Company's 2001 Long-Term Performance Incentive Plan (the "PLAN") and shall be subject to the terms and conditions of the Plan. Capitalized terms used in this Agreement without further definition shall have the same meanings given to such terms in the Plan.

     2. VESTING.

          (a) Generally. Subject to the acceleration of the Vesting pursuant to
Section 2(b), (c) or (e) below, or the forfeiture and termination of the RSUs pursuant to Section 2(d) below, all of the RSUs shall Vest on the fifth (5th) anniversary of the Grant Date. All Vested RSUs shall be paid to the Grantee as provided in Section 4 hereof.

          (b) Death, Disability or Retirement. If Grantee terminates employment with the Company on account of death or Disability (as defined in Section 7(a) of the Employment Agreement), or if after one year from the Grant Date Grantee retires from employment with the Company under any Company retirement plan then in effect, then any and all unvested RSUs shall immediately Vest in full.

          (c) Termination by Company Without Cause. If Grantee's employment with the Company is terminated by the Company without Cause (as defined in Section 7(c) of the

Employment Agreement), other than for Disability, prior to Grantee's attainment of age 65, then any and all unvested RSUs shall immediately Vest in full.

          (d) Other Employment Termination. If the Grantee or the Company terminates the Grantee's employment other than under Section 2(b) or (c) hereof, then any and all RSUs that are not Vested at such time shall be forfeited, cancelled and terminated upon such termination.

          (e) Change of Control. If Grantee is employed at the time of a Change in Control of the Company (as defined in Section 10(a) of the Employment Agreement), then upon such Change in Control, any and all unvested RSUs shall immediately Vest in full.

     3. NO TRANSFER OR ASSIGNMENT OF RSUS; RESTRICTIONS ON SALE. Except as otherwise provided in this Agreement, the RSUs and the rights and privileges conferred thereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process until the Shares underlying the RSUs are delivered to the Grantee or his designated representative. The Grantee agrees not to sell any Shares at any time when applicable laws or Company policies prohibit a sale. This restriction shall apply as long as the Grantee is an employee of the Company.

     4. DELIVERY OF SHARES.

          (a) Issuance of Shares. As of the date in which the RSUs Vest, the Company shall issue to the Grantee a stock certificate (or register Shares of Common Stock in book-entry form) representing a number of Shares of Common Stock equal to the number of RSUs then vested.

          (b) Withholding Taxes. At the time Shares of Common Stock are issued to the Grantee, the Company shall satisfy the statutory Federal, state and local withholding tax obligation (including the FICA and Medicare tax obligation) required by law with respect to the distribution of Shares from one or more of the following methods, as the Grantee elects: (i) the Company shall withhold cash compensation then accrued and payable to the Grantee of such required withholding amount, (ii) the Grantee may tender a check or other payment of cash to the Company of such required withholding amount, or (iii) by withholding from Shares issuable to the Grantee hereunder having an aggregate fair market value equal to the amount of such required withholding.

     5. LEGALITY OF INITIAL ISSUANCE. No Shares shall be issued unless and until the Company has determined that:

          (a) It and the Grantee, at Company's expense, have taken any actions required to register the Shares under the Securities Act of 1933, as amended or to perfect an exemption from the registration requirements thereof;

          (b) Any applicable listing requirement of any stock exchange or other securities market on which the Common Stock is listed has been satisfied; and

          (c) Any other applicable provision of state or federal law has been satisfied.

     6. MISCELLANEOUS PROVISIONS.

          (a) Rights as a Stockholder. Neither the Grantee nor the Grantee's representative shall have any rights as a stockholder with respect to any Shares underlying the RSUs until the date that the Company is obligated to deliver such Shares to the Grantee or the Grantee's representative.

          (b) Dividends. Between the Grant Date and the date of Vesting of the RSUs (the "ACCRUAL PERIOD"), any dividends or distributions payable with respect to the number of Shares equal to the number of RSUs held by the Grantee shall be accumulated and deferred until the Vesting of the RSUs. After such Vesting of the RSUs, the Company shall promptly distribute to the Grantee all such dividends and distributions accrued during the Accrual Period.

          (c) No Retention Rights. Nothing in this Agreement shall confer upon the Grantee any right to continue in the employment or service of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or of the Grantee, which rights are hereby expressly reserved by each, to terminate his employment or service at any time and for any reason, with or without cause.

          (d) Employment by Subsidiary, etc. For purposes of this Agreement, employment by a parent or subsidiary of or a successor to the Company shall be considered employment by the Company.

          (e) Anti-Dilution. In the event that any change in the outstanding Shares of Common Stock of the Company (including an exchange of Common Stock for stock or other securities of another corporation) occurs by reason of a Common Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of Shares or other similar corporate changes, other than for consideration received by the Company therefor, the number of RSUs awarded hereunder, and the number of Shares distributable pursuant to Vested RSUs, shall be appropriately adjusted by the Committee whose determination shall be conclusive, final and binding; provided, however that fractional Shares shall be rounded to the nearest whole share. In the event of any other change in the Common Stock, the Committee shall in its sole discretion determine whether such change equitably requires a change in the number or type of Shares subject to RSUs and any adjustment made by the Committee shall be conclusive, final and binding.

          (f) Incorporation of Plan. The provisions of the Plan are incorporated by reference into these terms and conditions.

          (g) Inconsistency. To the extent any terms and conditions herein conflict with the terms and conditions of the Plan, the terms and conditions of the Plan shall control. In the event of any inconsistency between either this Agreement or the Plan, and the Employment Agreement, the Employment Agreement shall control.

          (h) Notices. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with the

United States Postal Service, by registered or certified mail, with postage and fees prepaid or upon deposit with a reputable overnight courier. Notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that he most recently provided to the Company.

          (i) Entire Agreement; Amendments. This Agreement, together with the Employment Agreement, constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement and the Employment Agreement supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof. The Committee shall have authority, subject to the express provisions of the Plan, to interpret this Agreement and the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to modify the terms and provisions of this Agreement, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan, provided no such action may be contrary to the provisions of the Employment Agreement or may otherwise modify this Agreement in a manner adverse to Grantee without his prior written consent. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in this Agreement in the manner and to the extent it shall deem necessary or desirable to carry it into effect. All action by the Committee under the provisions of this paragraph shall be final, conclusive and binding for all purposes.

          (j) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State, without giving effect to the choice of law provisions thereof.

          (k) Successors.

               (i) This Agreement is personal to the Grantee and, except as otherwise provided in Section 3 above, shall not be assignable by the Grantee otherwise than by will or the laws of descent and distribution, without the written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by the Grantee's legal representatives.

               (ii) This Agreement shall inure to the benefit of and be binding upon the Company and its successors. It shall not be assignable except in connection with the sale or other disposition of all or substantially all the assets or business of the Company.

          (l) Severability. If any provision of this Agreement for any reason should be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion hereof, which remaining provision or portion hereof shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion hereof eliminated.

          (m) Headings. The headings, captions and arrangements utilized in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement.

          (n) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

     This Agreement is executed by the Company as of the date and year first written above.

                                        BELDEN CDT INC.


                                        By: /s/ John Stroup
                                            -----------------------------------
                                            John Stroup
                                        Title: Chief Executive Officer

     The undersigned Grantee hereby acknowledges receipt of an executed original of this Agreement and accepts the RSUs granted hereunder, and further agrees to the terms and conditions hereinabove set forth.


                                        /s/ Gray Benoist
                                        ----------------------------------------
                                        Gray Benoist, Grantee

Date: August 25, 2006

                                    EXHIBIT B

                                 BELDEN CDT INC.

                    STOCK APPRECIATION RIGHT AWARD AGREEMENT

     THIS STOCK APPRECIATION RIGHT AWARD AGREEMENT (this "AGREEMENT") is effective as of August 24, 2006 (the "GRANT DATE") by and between Belden CDT Inc., a Delaware corporation (the "COMPANY") and Gray Benoist ("GRANTEE").

     WHEREAS, pursuant to the Executive Employment Agreement between the Grantee and the Company dated August 24, 2006 (the "EMPLOYMENT AGREEMENT"), the Grantee, by action of the Board of Directors of the Company (the "BOARD"), or by action of the Compensation Committee (the "COMMITTEE") of the Board, is to receive a grant of stock appreciation rights corresponding to 29,446 shares (the "SHARES") of the Company's common stock, $0.01 par value per share (the "COMMON STOCK"), subject to the provisions of the Employment Agreement, and is to enter into a Stock Appreciation Right Award Agreement in the form hereof;

     NOW THEREFORE, the Company and the Grantee hereby agree as follows:

     1. GRANT OF SARS. The Company hereby grants to the Grantee, on the Grant Date, stock appreciation rights corresponding to 29,446 Shares (such Stock Appreciation Rights with respect to such number of Shares being the "SARS"). The SARs have an exercise price of $33.00 per Share (the "EXERCISE PRICE"), which is the fair market value of a Share on the Grant Date (such fair market value representing the average of the high and low publicly-traded price of a Share on the Grant Date). The SARs shall vest and become exercisable ("VEST") in accordance with Section 2 below. The Grantee shall have no direct or secured claim in any specific assets of the Company or the Shares to be issued to Grantee under Section 4 hereof and will have the status of a general unsecured creditor of the Company. The SARs are granted under the Company's 2001 Long-Term Performance Incentive Plan (the "PLAN") and shall be subject to the terms and conditions of the Plan. Capitalized terms used in this Agreement without further definition shall have the same meanings given to such terms in the Plan.

     2. VESTING OF SARS. One-third (1/3) of the SARs shall Vest on the first anniversary of the Grant Date, one-third (1/3) shall Vest on the second anniversary of the Grant Date, and the remainder shall Vest on the third anniversary of the Grant Date. Such vesting rights with respect to the SARs are further subject to the following conditions:

     (a) Employment. During the Grantee's lifetime, the SARs are exercisable only by the Grantee, and, except as otherwise provided in clause (c) below, only if the Grantee has remained continuously employed by the Company from the Grant Date.

     (b) Term of SARs. The SARs shall expire ten years following the Grant Date (the period between the Grant Date and such expiration date being the "SAR TERM"), or earlier if clause (c) of this Section 2 applies.

     (c) Exceptions. Subject to the exceptions noted in subparts (i)-(v) below, the SARs shall be forfeited, cancelled and terminated immediately if the Grantee is no longer employed by the Company.

          (i) Retirement. If after one year from the Grant Date the Grantee retires from employment with the Company in accordance with any Company retirement plan then in effect, the Grantee may at any time within the three-year period following such retirement (but within the SAR Term) exercise all SARs, including those SARs that had not previously vested which shall Vest upon retirement. The Grantee's right to exercise SARs upon retirement in such fashion is expressly conditioned on the Grantee's furnishing to the Company a non-compete covenant (the form of which must be reasonably acceptable to the Company) that would prevent the Grantee from competing against the Company during such three-year period following retirement (or, if shorter, through the end of the SAR Term). The non-compete covenant will contain a provision that will require the Grantee to pay the Company damages if the Grantee breaches such non-compete covenant. The damages shall include any gain the Grantee may receive from the exercise of an SAR in violation of such non-compete covenant.

          (ii) Disability. If the Grantee is no longer with the Company due to Disability, the Grantee may at any time within one year following the Grantee's leaving the Company (but within the SAR Term) exercise all SARs, including those SARs that had not previously vested which shall Vest upon the date of Disability.

          (iii) Termination of Employment by Company Without Cause; Voluntary Termination. If Grantee's employment with the Company is terminated by the Company without Cause (as defined in Section 7(c) of the Employment Agreement) other than for Disability, prior to Grantee's attainment of age 65, then Grantee may at any time within one (1) year following Grantee's leaving the Company (but within the SAR Term) exercise all SARs, including those SARs that had not previously vested which shall Vest upon the date of such termination of Grantee's employment. If after one year from the Grant Date the Grantee voluntarily terminates the Grantee's employment, the Grantee may at any time within ninety (90) days following the Grantee's leaving the Company (but within the SAR
               Term) exercise the Grantee's SARs to the extent the Grantee was entitled to exercise such SARs prior to leaving the Company, but not otherwise.

          (iv) Death. If the Grantee dies while employed by the Company (or if the Grantee were to die during the post-employment period covered by Section 2(c)(ii) (Disability) above), the person entitled by will or the applicable laws of descent and distribution may, within one year from the Grantee's death (but within the SAR
               Term), exercise the Grantee's SARs, including those SARs that had not previously vested which shall Vest upon the date of death.

          (v) Change in Control. If Grantee is employed at the time of a Change in Control of the Company (as defined in Section 10(a) of the Employment Agreement), then upon such Change in Control, any and all unvested SARs shall immediately Vest in full. If, in the event of a Change in Control of the Company, during the Protection Period (as defined in Section 10(c) of the Employment Agreement) and prior to Grantee's attainment of age 65, Grantee's employment is involuntarily terminated by the Company without Cause (and other than due to his Disability) or is voluntarily terminated by the Grantee for Good Reason (as defined in Section 7(e) of the Employment Agreement), the Grantee may at any time within one (1) year following such termination of employment (but within the SAR Term) exercise all SARs.

     3. NON-ASSIGNMENT OF RIGHTS. The Grantee may not assign or transfer any SARs except by will or by the laws of descent and distribution or by a qualified domestic relations order.

     4. EXERCISE OF SARS.

          (a) Exercise. Vested SARs may be exercised by following the procedures the Company has in place at the time of exercise. For Vested SARs to be exercised by a person other than the Grantee (as provided above), the Company must have appropriate documentation evidencing the rights of the Grantee's beneficiary(s). The Grantee shall designate the number of Shares subject to the Vested SARs that are being exercised, and upon exercise shall be entitled to receive that number of Shares having an aggregate fair market value equal to the excess of the fair market value of one Share, at the time of such exercise, over the Exercise Price, multiplied by the number of Shares subject to the SARs which are so exercised. For purposes of this Section 4(a), fair market value shall be determined by calculating the average of the high and low publicly-traded price of a Share on the date of exercise.

          (b) Issuance of Shares. The Company shall issue Shares to the Grantee upon exercise of SARs pursuant to Section 4(a) above by issuing to the Grantee a stock certificate (or register Shares of Common Stock in book-entry form) representing a number of requisite number of Shares. No fractional shares may be delivered, but in lieu thereof a cash or other adjustment shall be made as determined by the Committee in its discretion.

          (c) Withholding Taxes. At the time Shares of Common Stock are issued to the Grantee, the Company shall satisfy the statutory Federal, state and local withholding tax obligation (including the FICA and Medicare tax obligation) required by law with respect to the distribution of Shares from one or more of the following methods, as the Grantee elects: (i) the Company shall withhold cash compensation then accrued and payable to Grantee of such required withholding amount, (ii) the Grantee may tender a check or other payment of cash to the Company of such required withholding amount, or (iii) by withholding from Shares issuable to the Grantee hereunder having an aggregate fair market value equal to the amount of such required withholding.

     5. LEGALITY OF INITIAL ISSUANCE. No Shares shall be issued unless and until the Company has determined that:

          (a) It and the Grantee, at Company's expense, have taken any actions required to register the Shares under the Securities Act of 1933, as amended, or to perfect an exemption from the registration requirements thereof;

          (b) Any applicable listing requirement of any stock exchange or other securities market on which the Common Stock is listed has been satisfied; and

          (c) Any other applicable provision of state or federal law has been satisfied.

     6. MISCELLANEOUS PROVISIONS.

          (a) Rights as a Stockholder. Neither the Grantee nor the Grantee's representative shall have any rights as a stockholder with respect to any Shares subject to the SARs until the date that the Company is obligated to deliver Shares to the Grantee or the Grantee's representative pursuant to Section 4 above, and then only with respect to the Shares so delivered.

          (b) No Retention Rights. Nothing in this Agreement shall confer upon the Grantee any right to continue in the employment or service of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or of the Grantee, which rights are hereby expressly reserved by each, to terminate his employment or service at any time and for any reason, with or without cause.

          (c) Employment by Subsidiary, etc.. For purposes of this Agreement, employment by a parent or subsidiary of or a successor to the Company shall be considered employment by the Company.

          (d) Anti-Dilution. In the event that any change in the outstanding Shares of Common Stock of the Company (including an exchange of Common Stock for stock or other securities of another corporation) occurs by reason of a Common Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of Shares or other similar corporate changes, other than for consideration received by the Company therefor, the number of Shares subject to the SARs hereunder shall be appropriately adjusted by the Committee whose determination shall be conclusive, final and binding; provided, however that fractional Shares shall be rounded to the nearest whole share. In the event of any other change in the Common Stock, the Committee shall in its sole discretion determine whether such change equitably requires a change in the number or type of Shares subject to the SARs and any adjustment made by the Committee shall be conclusive, final and binding.

          (e) Incorporation of Plan. The provisions of the Plan are incorporated by reference into these terms and conditions.

          (f) Inconsistency. To the extent any terms and conditions herein conflict with the terms and conditions of the Plan, the terms and conditions of the Plan shall control. In the event of any inconsistency between either this Agreement or the Plan, and the Employment Agreement, the Employment Agreement shall control.

          (g) Notices. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or upon deposit with a reputable overnight courier. Notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that he most recently provided to the Company.

          (h) Entire Agreement; Amendments. This Agreement, together with the Employment Agreement, constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement and the Employment Agreement supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof. The Committee shall have authority, subject to the express provisions of the Plan, to interpret this Agreement and the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to modify the terms and provisions of this Agreement, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan, provided no such action may be contrary to the provisions of the Employment Agreement or may otherwise modify this Agreement in a manner adverse to Grantee without his prior written consent. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in this Agreement in the manner and to the extent it shall deem necessary or desirable to carry it into effect. All action by the Committee under the provisions of this paragraph shall be final, conclusive and binding for all purposes.

          (i) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State, without giving effect to the choice of law provisions thereof.

          (j) Successors.

               (i) This Agreement is personal to the Grantee and, except as otherwise provided in Section 2 above, shall not be assignable by the Grantee otherwise than by will or the laws of descent and distribution, without the written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by the Grantee's legal representatives.

               (ii) This Agreement shall inure to the benefit of and be binding upon the Company and its successors. It shall not be assignable except in connection with the sale or other disposition of all or substantially all the assets or business of the Company.

          (k) Severability. If any provision of this Agreement for any reason should be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion hereof, which remaining provision or portion hereof shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion hereof eliminated.

          (l) Headings. The headings, captions and arrangements utilized in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement.

          (m) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

     This Agreement is executed by the Company as of the date and year first written above.

                                        BELDEN CDT INC.


                                        By: /s/ John Stroup
                                            ------------------------------------
                                            John Stroup
                                        Title: Chief Executive Officer

     The undersigned Grantee hereby acknowledges receipt of an executed original of this Agreement and accepts the SARs granted hereunder, and further agrees to the terms and conditions hereinabove set forth.


                                        /s/ Gray Benoist
                                        ----------------------------------------
                                        Gray Benoist, Grantee

Date: August 25, 2006

                                    EXHIBIT C

                                 BELDEN CDT INC.

                        PERFORMANCE SHARE AWARD AGREEMENT

     THIS PERFORMANCE SHARE AWARD AGREEMENT (this "AGREEMENT") is effective as of August 24, 2006 (the "GRANT DATE") by and between Belden CDT Inc., a Delaware corporation (the "COMPANY") and Gray Benoist ("GRANTEE").

     WHEREAS, pursuant to the Executive Employment Agreement between Grantee and the Company dated August 24, 2006 (the "EMPLOYMENT AGREEMENT"), the Grantee, by action of the Board of Directors of the Company (the "BOARD"), or by action of the Compensation Committee (the "COMMITTEE") of the Board, is to receive a grant of 15,151 performance share units ("PSUS") subject to the provisions of the Employment Agreement and representing, subject to certain restrictions, a certain number of shares (the "SHARES") of the Company's common stock, $0.01 par value per share (the "COMMON STOCK"), such number to be based on the attainment of performance objectives as provided below, and is to enter into a Performance Share Award Agreement in the form hereof;

     NOW THEREFORE, the Company and the Grantee hereby agree as follows:

     1. GRANT OF PSUS. The Company hereby grants to the Grantee on the Grant Date 15,151 PSUs. Each PSU represents the right to receive between zero (0) and one and one-half (1.5) of a Restricted Stock Unit ("RSU"), depending on the attainment of Company performance objectives in accordance with Section 2 below. Each RSU in turn represents the right to receive one (1) Share, which RSUs shall vest and become nonforfeitable ("VEST") in accordance with Section 3 below. The Company shall hold any awarded RSUs in book-entry form. The Grantee shall have no direct or secured claim in any specific assets of the Company or the Shares of Common Stock to be issued to Grantee under Section 5(a) hereof and will have the status of a general unsecured creditor of the Company. The PSUs and RSUs are granted under the Company's 2001 Long-Term Performance Incentive Plan (the "PLAN") and shall be subject to the terms and conditions of the Plan. Capitalized terms used in this Agreement without further definition shall have the same meanings given to such terms in the Plan.

     2. PERFORMANCE OBJECTIVES.

          (a) Award Period; Performance Objectives. The award period ("AWARD PERIOD") during which performance shall be measured is calendar year 2006. The Committee has established performance objectives for such Award Period based on the attainment of 2006 financial performance goals. The financial performance goals are those the Committee has established for the Company's 2006 annual cash incentive plan. If Company performance during the Award Period is at 100% of targeted objectives, then the Grantee shall be entitled to receive one (1) RSU for each PSU. If Company performance during the Award Period is at 80% of targeted objectives, then the Grantee shall be entitled to receive one-half (.5) of an RSU for each PSU. If Company performance during the Award Period is at 120% of targeted objectives, then the Grantee shall be entitled to receive one and one-half (1.5) of an RSU for each PSU. The number of RSUs shall be prorated for performance between the foregoing standards. If Company performance during the Award Period is at less than 80% of targeted objectives, then the Grantee shall not be entitled to receive any RSUs for the PSUs, and this Performance Share Award and the PSUs shall have no value and shall be deemed forfeited, cancelled and terminated. After the Award Period, the Committee shall determine the number (if any) of RSUs to be awarded for each PSU based on Company performance during the Award Period, which determination shall be final, conclusive and binding (the date on which the Committee makes such determination is the "PERFORMANCE DETERMINATION DATE", and the RSUs that are so awarded are the "AWARDED RSUS").

          (b) Death or Disability During Award Period. If prior to the Performance Determination Date and while employed by the Company the Grantee dies or becomes Disabled (as defined in Section 7(a) of the Employment Agreement) and leaves the Company, then the Grantee (or, as the case may be, the person entitled by will or the applicable laws of descent and distribution) shall, after the Award Period, be entitled to receive the RSUs that would otherwise (but for such death or Disability) be awarded to the Grantee after the Award Period pursuant to Section 2(a) above based upon performance for the entire Award Period. Such Awarded RSUs shall immediately Vest in full.

          (c) Termination by Company Without Cause. If prior to the Performance Determination Date, Grantee's employment with the Company is terminated by the Company without Cause (as defined in Section 7(c) of the Employment Agreement) prior to Grantee's attainment of age 65 other than for Disability, then after the Award Period Grantee shall be entitled to receive the RSUs that would otherwise (but for such termination) be awarded to the Grantee after the Award Period pursuant to Section 2(a) above based upon performance for the entire Award Period. Such Awarded RSUs shall immediately Vest in full.

          (d) Other Employment Termination Prior to Performance Determination Date. If the Grantee or the Company otherwise terminates the Grantee's employment, other than under Sections 2(b) or 2(c) prior to the Performance Determination Date, any and all PSUs shall be forfeited, cancelled and terminated upon such termination.

     3. VESTING OF AWARDED RSUs.

          (a) Generally. Subject to the acceleration of the Vesting pursuant to Sections 2(b) or 2(c) above or Sections 3(b), 3(c) or 3(e) below, or the forfeiture and termination of the Awarded RSUs pursuant to Section 3(d) below, one-half (1/2) of the Awarded RSUs shall Vest on the first anniversary of the Performance Determination Date, and the remaining one-half (1/2) shall Vest on the second anniversary of the Performance Determination Date. All Vested Awarded RSUs shall be paid to the Grantee as provided in Section 5 hereof.

          (b) Death, Disability or Retirement. If, after the award of the Awarded RSUs and while employed by the Company, the Grantee dies or becomes Disabled (and leaves the Company) or retires from employment with the Company under any Company retirement plan then in effect, then any and all unvested Awarded RSUs shall immediately Vest in full.

          (c) Termination by Company Without Cause. If Grantee's employment with the Company is terminated by the Company without Cause prior to Grantee's attainment of age 65 other than for Disability, then any and all unvested Awarded RSUs shall immediately Vest in full.

          (d) Other Employment Termination. If the Grantee or the Company terminates the Grantee's employment other than under Sections 3(b) or 3(c) after the award of the Awarded RSUs, any and all Awarded RSUs that are not Vested at such time shall be forfeited, cancelled and terminated upon such termination.

          (e) Change of Control. If Grantee is employed at the time of a Change in Control of the Company (as defined in Section 10(a) of the Employment Agreement), then upon such Change in Control, any and all unvested Awarded RSUs shall immediately Vest in full.

     4. NO TRANSFER OR ASSIGNMENT OF PSUS OR AWARDED RSUS; RESTRICTIONS ON SALE. Except as otherwise provided in this Agreement, the PSUs, the Awarded RSUs and the rights and privileges conferred thereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process until the Shares underlying the Awarded RSUs are delivered to the Grantee or his designated representative. The Grantee agrees not to sell any Shares at any time when applicable laws or Company policies prohibit a sale. This restriction shall apply as long as the Grantee is an employee of the Company.

     5. DELIVERY OF SHARES.

          (a) Issuance of Shares. As of the date(s) on which the Awarded RSUs Vest, the Company shall issue to the Grantee a stock certificate (or register Shares of Common Stock in book-entry form) representing a number of Shares of Common Stock equal to the number of Awarded RSUs then vested.

          (b) Withholding Taxes. At the time Shares of Common Stock are issued to the Grantee, the Company shall satisfy the statutory Federal, state and local withholding tax obligation (including the FICA and Medicare tax obligation) required by law with respect to the distribution of Shares from one or more of the following methods, as the Grantee elects: (i) the Company shall withhold cash compensation then accrued and payable to Grantee of such required withholding amount, (ii) the Grantee may tender a check or other payment of cash to the Company of such required withholding amount, or (iii) by withholding from Shares issuable to the Grantee hereunder having an aggregate fair market value equal to the amount of such required withholding.

     6. LEGALITY OF INITIAL ISSUANCE. No Shares shall be issued unless and until the Company has determined that:

          (a) It and the Grantee, at Company's expense, have taken any actions required to register the Shares under the Securities Act of 1933, as amended, or to perfect an exemption from the registration requirements thereof;

          (b) Any applicable listing requirement of any stock exchange or other securities market on which the Common Stock is listed has been satisfied; and

          (c) Any other applicable provision of state or federal law has been satisfied.

     7. MISCELLANEOUS PROVISIONS.

          (a) Rights as a Stockholder. Neither the Grantee nor the Grantee's representative shall have any rights as a stockholder with respect to any Shares underlying the Awarded RSUs until the date that the Company is obligated to deliver such Shares to the Grantee or the Grantee's representative.

          (b) Dividends. Between the Performance Determination Date and the date of Vesting of the Awarded RSUs (the "ACCRUAL PERIOD"), any dividends or distributions payable with respect to the number of Shares equal to the number of Awarded RSUs held by the Grantee shall be accumulated and deferred until the Vesting of the Awarded RSUs. After such Vesting of the Awarded RSUs, the Company shall promptly distribute to the Grantee all such dividends and distributions accrued during the Accrual Period.

          (c) No Retention Rights. Nothing in this Agreement shall confer upon the Grantee any right to continue in the employment or service of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or of the Grantee, which rights are hereby expressly reserved by each, to terminate his employment or service at any time and for any reason, with or without cause.

          (d) Employment by Subsidiary, etc.. For purposes of this Agreement, employment by a parent or subsidiary of or a successor to the Company shall be considered employment by the Company.

          (e) Anti-Dilution. In the event that any change in the outstanding Shares of Common Stock of the Company (including an exchange of Common Stock for stock or other securities of another corporation) occurs by reason of a Common Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of Shares or other similar corporate changes, other than for consideration received by the Company therefor, the number of Awarded RSUs hereunder, and the number of Shares distributable pursuant to Vested Awarded RSUs, shall be appropriately adjusted by the Committee whose determination shall be conclusive, final and binding; provided, however that fractional Shares shall be rounded to the nearest whole share. In the event of any other change in the Common Stock, the Committee shall in its sole discretion determine whether such change equitably requires a change in the number or type of Shares subject to Awarded RSUs and any adjustment made by the Committee shall be conclusive, final and binding.

          (f) Incorporation of Plan. The provisions of the Plan are incorporated by reference into these terms and conditions.

          (g) Inconsistency. To the extent any terms and conditions herein conflict with the terms and conditions of the Plan, the terms and conditions of the Plan shall control. In the event of any inconsistency between either this Agreement or the Plan, and the Employment Agreement, the Employment Agreement shall control.

          (h) Notices. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or upon deposit with a reputable overnight courier. Notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that he most recently provided to the Company.

          (i) Entire Agreement; Amendments. This Agreement, together with the Employment Agreement, constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement and the Employment Agreement supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof. The Committee shall have authority, subject to the express provisions of the Plan, to interpret this Agreement and the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to modify the terms and provisions of this Agreement, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan, provided no such action may be contrary to the provisions of the Employment Agreement or may otherwise modify this Agreement in a manner adverse to Grantee without his prior written consent. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in this Agreement in the manner and to the extent it shall deem necessary or desirable to carry it into effect. All action by the Committee under the provisions of this paragraph shall be final, conclusive and binding for all purposes.

          (j) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State, without giving effect to the choice of law provisions thereof.

          (k) Successors.

               (i) This Agreement is personal to the Grantee and, except as otherwise provided in Section 4 above, shall not be assignable by the Grantee otherwise than by will or the laws of descent and distribution, without the written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by the Grantee's legal representatives.

               (ii) This Agreement shall inure to the benefit of and be binding upon the Company and its successors. It shall not be assignable except in connection with the sale or other disposition of all or substantially all the assets or business of the Company.

          (l) Severability. If any provision of this Agreement for any reason should be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion hereof, which remaining provision or portion hereof shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion hereof eliminated.

          (m) Headings. The headings, captions and arrangements utilized in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement.

          (n) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

     This Agreement is executed by the Company as of the date and year first written above.

                                        BELDEN CDT INC.


                                        By: /s/ John Stroup
                                            ------------------------------------
                                            John Stroup
                                        Title: Chief Executive Officer

     The undersigned Grantee hereby acknowledges receipt of an executed original of this Agreement and accepts the PSUs granted hereunder, and further agrees to the terms and conditions hereinabove set forth.


                                        /s/ Gray Benoist
                                        ----------------------------------------
                                        Gray Benoist, Grantee

Date: August 25, 2006

                                    EXHIBIT D

                          GENERAL RELEASE OF ALL CLAIMS

     1. For and in consideration of the promises made in the Executive Employment Agreement (defined below), the adequacy of which is hereby acknowledged, the undersigned ("EXECUTIVE"), for himself, his heirs, administrators, legal representatives, executors, successors, assigns, and all other persons claiming through Executive, if any (collectively, "RELEASERS"), does hereby release, waive, and forever discharge Belden CDT Inc. (the "COMPANY"), the Company's subsidiaries, parents, affiliates, related organizations, employees, officers, directors, attorneys, successors, and assigns (collectively, the "RELEASEES") from, and does fully waive any obligations of Releasees to Releasers for, any and all liability, actions, charges, causes of action, demands, damages, or claims for relief, remuneration, sums of money, accounts or expenses (including attorneys' fees and costs) of any kind whatsoever, whether known or unknown or contingent or absolute, which heretofore has been or which hereafter may be suffered or sustained, directly or indirectly, by Releasers in consequence of, arising out of, or in any way relating to Executive's employment with the Company or any of its affiliates or the termination of Executive's employment. The foregoing release and discharge, waiver and covenant not to sue includes, but is not limited to, all claims and any obligations or causes of action arising from such claims, under common law including wrongful or retaliatory discharge, breach of contract (including, but not limited to, any claims under the Employment Agreement between the Company and Executive, dated as of August 24, 2006, as amended (the "EMPLOYMENT AGREEMENT")) and any claims under any stock option and restricted stock units agreements between Executive and the Company and any action arising in tort including libel, slander, defamation or intentional infliction of emotional distress, and claims under any federal, state or local statute including Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866 and 1871 (42 U.S.C. Section 1981), the National Labor Relations Act, the Age Discrimination in Employment Act (ADEA), the Fair Labor Standards Act, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the Missouri Human Rights Act (R.S. MO Section 213.010 et seq.), or the discrimination or employment laws of any state or municipality, or any claims under any express or implied contract which Releasers may claim existed with Releasees. This release and waiver does not apply to any claims or rights that may arise after the date Executive signs this General Release. The foregoing release does not apply to any claims of indemnification under the Employment Agreement or a separate indemnification agreement with the Company or rights of coverage under directors and officers liability insurance, and the foregoing release does not apply to any claims with respect to rights of Executive under the Employment Agreement and rights of Executive under any employee benefit plans or programs of the Company.

     2. Excluded from this release and waiver are any claims which cannot be waived by law, including, but not limited to, the right to participate in an investigation conducted by certain government agencies. Executive does, however, waive Executive's right to any monetary recovery should any agency (such as the Equal Employment Opportunity Commission) pursue any claims on Executive's behalf. Executive represents and warrants that Executive has not filed any complaint, charge, or lawsuit against the Releasees with any government agency or any court.

     3. Executive agrees never to sue Releasees in any forum for any claim covered by the above waiver and release language, except that Executive may bring a claim under the ADEA to challenge this General Release or as otherwise provided in this General Release. If Executive violates this General Release by suing Releasees, other than under the ADEA or as otherwise set forth in Section 1 hereof, Executive shall be liable to the Company for its reasonable attorneys' fees and other litigation costs incurred in defending against such a suit. Nothing in this General Release is intended to reflect any party's belief that Executive's waiver of claims under ADEA is invalid or unenforceable, it being the interest of the parties that such claims are waived.

     4. Executive acknowledges, agrees and affirms that he is subject to certain post-employment covenants pursuant to Section 12 of the Employment Agreement, which covenants survive the termination of his employment and the execution of this General Release.

     5. Executive acknowledges and recites that:

          (a) Executive has executed this General Release knowingly and voluntarily;

          (b) Executive has read and understands this General Release in its entirety;

          (c) Executive has been advised and directed orally and in writing (and this subparagraph (c) constitutes such written direction) to seek legal counsel and any other advice he wishes with respect to the terms of this General Release before executing it;

          (d) Executive's execution of this General Release has not been coerced by any employee or agent of the Company; and

          (e) Executive has been offered twenty-one (21) calendar days after receipt of this General Release to consider its terms before executing it.

     6. This General Release shall be governed by the internal laws (and not the choice of laws) of the State of Delaware, except for the application of pre-emptive Federal law.

     7. Executive shall have seven (7) days from the date hereof to revoke this General Release by providing written notice of the revocation to the Company, as provided in Section 14 of the Employment Agreement, upon which revocation this General Release shall be unenforceable and null and void and in the absence of such revocation this General Release shall be binding and irrevocable by Executive.

     PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Date: _____________, 20__               EXECUTIVE:


                                        ----------------------------------------
                                        (name)


                                      D-2